      As filed with the Securities and Exchange Commission on June 22, 1999
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ---------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ---------------------

                                  MOSAIX, INC.
             (Exact name of registrant as specified in its charter)

                  WASHINGTON                               91-1273645
---------------------------------------------    -------------------------------
(State or other jurisdiction of incorporation    (I.R.S. Employer Identification
               or organization)                              Number)

                              6464 185TH AVENUE NE
                            REDMOND, WASHINGTON 98052
                                 (425) 881-7544
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              NICHOLAS A. TILIACOS
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                  MOSAIX, INC.
                              6464 185TH AVENUE NE
                            REDMOND, WASHINGTON 98052
                                 (425) 881-7544
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              ---------------------

                                   Copies to:
                              MICHAEL E. STANSBURY
                              ELIZABETH W. KORRELL
                                PERKINS COIE LLP
                          1201 THIRD AVENUE, 40TH FLOOR
                         SEATTLE, WASHINGTON 98101-3099
                                 (206) 583-8888
                             ---------------------

    Approximate date of commencement of proposed sale to the public: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                                 PROPOSED        PROPOSED
           TITLE OF EACH                          AMOUNT         MAXIMUM         MAXIMUM
        CLASS OF SECURITIES                       TO BE       OFFERING PRICE     AGGREGATE          AMOUNT OF
          TO BE REGISTERED                      REGISTERED     PER SHARE(1)   OFFERING PRICE(1)  REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value per share......    2,846,000        $10.98         $31,249,080         $8,687
==================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933 on the basis of the average high and low sales prices of the registrant's Common Stock on June 15, 1999, as reported by the Nasdaq National Market.

                              ---------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. Mosaix may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer of sale is not permitted.


                   SUBJECT TO COMPLETION, DATED JUNE 22, 1999

                                2,846,000 SHARES
                                  MOSAIX, INC.


                                  COMMON STOCK

                              ---------------------


        All of the up to 2,846,000 shares of common stock in this offering are being issued and sold by Mosaix. The common stock is traded on the Nasdaq National Market under the symbol "MOSX." On June 21, 1999, the last reported sales price of the common stock on Nasdaq was $12.25 per share.

        On April 2, 1999, Mosaix entered into an Agreement and Plan of Merger with Lucent Technologies Inc. At the time of the merger, each outstanding share of Mosaix common stock, including shares purchased in this offering will be converted into the right to receive 0.19273 shares of Lucent common stock. See "Prospectus Summary - Merger with Lucent."

        The issuance and sale of Mosaix common stock in this offering is a condition to completion of the merger and must be completed before the merger can become effective. This offering is necessary to enable the merger to qualify for "pooling of interests" accounting treatment. See "Purpose of the Offering." Although certain of the conditions to the consummation of the merger have been met, there can be no assurance that the merger will be consummated following the completion of this offering.

        If the merger is not consummated, purchasers of shares in this offering will remain holders of Mosaix common stock, a security with investment characteristics that are significantly different from those of the Lucent common stock expected to be received in connection with the merger. Investing in the common stock involves a high degree of risk. See "Risk Factors" beginning on page 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        Deutsche Banc Alex. Brown will receive a fee of 2% of the sales price on the shares for which it effects sales.

                              ---------------------

                            DEUTSCHE BANC ALEX. BROWN


                  The date of this prospectus is July __, 1999

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY..............................................................................  1

        About Mosaix............................................................................  1

        Merger with Lucent......................................................................  1

        Conditions to the Merger................................................................  1

        About Lucent............................................................................  1

        Risk Factors............................................................................  2

        The Offering............................................................................  2

        Purpose of the Offering.................................................................  2

RISK FACTORS....................................................................................  3

        Our merger with Lucent may not be completed.............................................  4

        The exchange ratio for Lucent common stock to be received in the merger is fixed and will not be adjusted in the event of any change in stock price...................  4

        The price of Lucent common stock may be affected by factors different from those affecting the price of our common stock..........................................  4

        The information in this prospectus is forward-looking, and our actual results may be different from our predictions................................................  5

        Our operating results will likely fluctuate significantly...............................  5

        Seasonality may continue to affect our revenues.........................................  6

        We are dependent on continued adoption of the Windows NT/Microsoft BackOffice
               Platforms for our customer relationship management business......................  6

        The market for customer relationship management solutions is new and highly uncertain and may not develop sufficiently.......................................  6

        We may not successfully develop new products and services...............................  6

        We depend on key technical and executive employees who may not remain with us...........  7

        We rely heavily on services provided by third parties, such as systems integrators......................................................................  7

        We may not be able to successfully compete..............................................  7

        We face risks from international operations.............................................  8

        We may be unable to adequately protect our proprietary rights...........................  8

        We rely on software licensed to us by third parties.....................................  8

        Our products may suffer from defects or errors..........................................  9

        Changes in government regulation may adversely affect our operations....................  9

        We face "Year 2000" risks...............................................................  9

        We rely on limited sources of supply for some of our products........................... 10

        We have limited product diversification................................................. 10

USE OF PROCEEDS................................................................................. 10

PURPOSE OF OFFERING............................................................................. 11

FORWARD-LOOKING INFORMATION..................................................................... 11

HOW TO OBTAIN MORE INFORMATION.................................................................. 12

PLAN OF DISTRIBUTION............................................................................ 13

VALIDITY OF COMMON STOCK........................................................................ 14

EXPERTS ........................................................................................ 14

                               PROSPECTUS SUMMARY

        This summary highlights information that we present more fully in the rest of this prospectus. The summary is not complete and does not contain all the information you should consider before buying shares in this offering. You should read the entire prospectus carefully.

                                  ABOUT MOSAIX

        Mosaix is a global provider of call center software, predictive dialers and workflow applications that enable companies to acquire, retain and develop customer relationships. With these products, companies can integrate sales, marketing and customer services applications in their call centers with back-office applications throughout the enterprise. Mosaix manages its operations through two lines of business, call management systems and customer relationship management applications. Mosaix call management systems are sophisticated computer telephony integration enabled systems for processing and managing outbound and blended inbound/outbound telephone communications. Customer relationship management workflow applications are client/server-based software products that enable customers to automate and integrate customer-facing business processes beginning in the contact center and extending across the enterprise. Mosaix's address is 6464 185th Avenue NE, Redmond, WA 98052 and its telephone number is (425) 881-7544.

                               MERGER WITH LUCENT

        On April 2, 1999, Mosaix entered into an Agreement and Plan of Merger with Lucent pursuant to which Mosaix will become a wholly owned subsidiary of Lucent in a stock-for-stock merger that is expected to be tax free to the shareholders of Mosaix and accounted for as a pooling of interests. In accordance with the merger agreement, each share of Mosaix common stock will be exchanged in the merger for 0.19273 shares of Lucent common stock.

        The Board of Directors of Mosaix believes that the merger with Lucent will allow Mosaix to expand its customer relationship management business through Lucent's technical and marketing resources and will provide its shareholders, through Lucent stock, with greater future liquidity and a better return on shareholders' investment. A detailed description of the merger, the reasons for the merger and related information is set forth in the Proxy Statement dated June 9, 1999, which is incorporated by reference in this prospectus.

                            CONDITIONS TO THE MERGER

        There can be no guarantee that the merger will be consummated following the issuance and sale of shares in this offering. Although a number of conditions to consummation of the merger have been satisfied, completion of the merger remains subject to other various conditions, including, among others, (i) approval of the merger by the holders of two-thirds of outstanding Mosaix common stock, (ii) the absence of material litigation relating to the merger or otherwise, (iii) the continued accuracy of the representations and warranties of each of Mosaix and Lucent and the continuing performance by Mosaix and Lucent of their respective obligations under the merger agreement, (iv) the absence of any material adverse change in the business or financial condition of either Mosaix or Lucent, (v) the receipt of accountants' letters regarding concurrence with Lucent and Mosaix managements' conclusions that pooling of interests accounting treatment is appropriate for the merger, and (vi) the completion of this offering on terms and conditions reasonably acceptable to Lucent. Mosaix has scheduled a meeting of its shareholders to consider approval of the merger on July 12, 1999 and does not intend to complete the sale of any shares in this offering until and unless the shareholders have approved the merger.

        If the merger is not consummated, purchasers of shares in this offering will remain holders of Mosaix common stock, a security with investment characteristics that are significantly different from those of the Lucent common stock expected to be received in connection with the merger.

                                  ABOUT LUCENT

        Lucent designs, builds and delivers a wide range of public and private networks, communications systems and software, data networking systems, business telephone systems and microelectronic components. Lucent is a global leader in the sale of public communications systems, and is a supplier of systems or software to most of the world's largest network operators. Lucent is also a global leader in the sale of business communications systems and in the sale of microelectronic components for communications applications to manufacturers of communications systems and computers. Lucent conducts its research and development activities through Bell Laboratories, one of the world's foremost industrial research and development organizations. For a discussion of Lucent's businesses and certain factors to consider in connection with those businesses, see Lucent's Annual Report on Form 10-K for the year ended September 30, 1998, as amended, which has been filed with the Securities and Exchange Commission. Lucent's address is 600 Mountain Avenue, Murray Hill, NJ 07974 and its telephone number is (908) 582-8500.

        On January 13, 1999, Lucent announced that it had entered into a definitive agreement to merge with Ascend Communications, Inc., a developer, manufacturer and seller of wide area networking solutions for telecommunications carriers, Internet service providers and corporate customers worldwide. Under the terms of the merger agreement, which was approved by each company's board of directors, each share of Ascend common stock will be converted into 1.650 shares of Lucent common stock. Based on Lucent's closing stock price of $53 15/16 on January 12, 1999, the transaction would be valued at approximately $20 billion. This transaction which is subject to customary conditions (including approval by the Ascend shareholders), is expected to be completed following an Ascend shareholders meeting to be held on June 24, 1999 and is expected to be accounted for as a pooling of interests. However, there can be no assurance that the merger will be approved by the Ascend shareholders.

                                  RISK FACTORS

        For a discussion of considerations relevant to an investment in Mosaix common stock, see "Risk Factors."

                                  THE OFFERING

Common stock offered.........................     2,846,000 shares; upon
                                                  consummation of the merger,
                                                  each share of Mosaix common
                                                  stock will be automatically
                                                  converted into 0.19273 shares
                                                  of

                                                  Lucent common stock.

Common stock outstanding after the offering..     13,397,028(1)

Nasdaq symbol................................     MOSX

Use of proceeds..............................     For general corporate
                                                  purposes, including working
                                                  capital.


(1) Based on shares outstanding as of June 18, 1999. Excludes 2,106,899 shares of common stock reserved for issuance under Mosaix's stock options plans.

                             PURPOSE OF THE OFFERING

        In order to qualify the merger with Lucent for pooling of interests accounting treatment, Mosaix needs to eliminate the effect of certain Mosaix shares that it repurchased during the last two years by issuing new shares in one or more transactions. The issuance of 2,846,000 shares of Mosaix common stock in this offering is for that purpose, thereby permitting pooling of interests accounting treatment for the merger. See "Purpose of Offering."

                                  RISK FACTORS

OUR MERGER WITH LUCENT MAY NOT BE COMPLETED.

        On April 2, 1999, we agreed to a merger with Lucent in which each share of our common stock will be exchanged for 0.19273 shares of Lucent common stock. The shares of our stock that you purchase in this offering will be a part of the merger with Lucent if it is completed. See "Summary-Conditions to the Merger" and "Purpose of the Offering." Important conditions must still be satisfied by Lucent and us before the merger can be completed. We cannot guarantee that the merger will be completed and therefore you may not receive shares of Lucent common stock. If the merger is not completed, you will continue to hold any shares Mosaix of common stock you purchase in the offering. Mosaix common stock is a security with investment characteristics that are significantly different from those of the Lucent common stock expected to be received in connection with the merger.

THE EXCHANGE RATIO FOR LUCENT COMMON STOCK TO BE RECEIVED IN THE MERGER IS FIXED AND WILL NOT BE ADJUSTED IN THE EVENT OF ANY CHANGE IN STOCK PRICE.

        Under the merger agreement, each share of our common stock will be converted into the right to receive 0.19273 shares of Lucent common stock. This exchange ratio is a fixed number and will not be adjusted in the event of any increase or decrease in the price of Lucent common stock or our common stock. The prices of Lucent common stock and our common stock at the closing of the merger may vary from their respective prices on the date of this prospectus. These prices may vary because of changes in the business, operations or prospects of Lucent or Mosaix, market assessments of the likelihood that the merger will be completed, the timing of the completion of the merger, the prospects of post-merger operations, regulatory considerations, general market and economic conditions and other factors. We urge prospective purchasers to obtain current market quotations for Lucent common stock and Mosaix common stock.

THE PRICE OF LUCENT COMMON STOCK MAY BE AFFECTED BY FACTORS DIFFERENT FROM THOSE AFFECTING THE PRICE OF OUR COMMON STOCK.

        Upon completion of the merger with Lucent, our shareholders, including you if you purchase Mosaix common stock in this offering, will become Lucent shareholders. Alternatively, if the merger is not completed, you will continue to own shares of Mosaix common stock that you purchase in this offering. Lucent's business differs from our business and Lucent's results of operations, as well as the price of Lucent's common stock, may be affected by factors different from those affecting our results of operations and the price of our common stock. For a discussion of Lucent's and our businesses and certain factors to consider in connection with these businesses, see Lucent's Annual report on Form 10-K for the year ended September 30, 1998, as amended, which has been filed with the Securities and Exchange Commission, and our Annual Report on Form 10-K for the year ended December 31, 1998, which is incorporated by reference in this prospectus. For a discussion of additional factors that may affect Lucent's business, see "Future Factors" in Lucent's Annual Report on Form 10-K referred to above. A discussion of additional factors that may affect our business is set forth below.

THE INFORMATION IN THIS PROSPECTUS IS FORWARD-LOOKING, AND OUR ACTUAL RESULTS MAY BE DIFFERENT FROM OUR PREDICTIONS.

        This prospectus and the documents we incorporate by reference contain forward-looking statements that involve risks and uncertainties. The statements in this prospectus that are not purely historical are forward-looking statements. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," and similar expressions identify forward-looking statements. But the absence of these words does not mean the statement is not forward-looking. We cannot guarantee these statements, which are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results may differ materially from those we forecast in forward-looking statements due to a variety of factors, including those set forth in the following risk factors, elsewhere in this prospectus and in the documents we have incorporated by reference. We will not update any forward-looking statements due to new information, future events or otherwise. Before investing in Mosaix common stock, you should consider carefully the following risk factors, as well as the information contained in the rest of this prospectus and in the documents we incorporate by reference.

OUR OPERATING RESULTS WILL LIKELY FLUCTUATE SIGNIFICANTLY.

        Our operating results have varied in the past, and we expect that they will continue to fluctuate in the future. In particular, it is difficult to predict the timing or amount of our revenues because

        - our sales cycles are lengthy and variable, typically ranging between six to twelve months from our initial contact with a potential customer to the signing of an agreement (although occasionally sales require substantially more time);

        - the amount of unfulfilled orders for our products at the beginning of a quarter is small because our products are typically shipped shortly after orders are received; nevertheless, we must properly anticipate the amount and configuration of products required for shipment and make changes, if necessary, in a short period of time;

        - in any quarter a significant part of our revenue can depend on a relatively few large-scale installations of our products, which are often subject to changes in our customer's budgets and other delays beyond our control;

        - the installation of our large customer orders can require lengthy and complex implementation and integration services, which may be provided by third parties; and

        - we recognize a substantial portion of our revenues in the last month of a quarter and often in the last weeks or days of a quarter.

        Nevertheless, we base our decisions regarding our operating expenses on anticipated revenue trends. Because many of our expenses are relatively fixed, a delay in recognizing revenue from a limited number of transactions could cause our operating results to vary significantly from quarter to quarter and from year to year. To the extent these expenses are not followed by increased revenues, our operating results will suffer.

SEASONALITY MAY CONTINUE TO AFFECT OUR REVENUES.

        We continue to experience significant seasonality with respect to revenues. In general, we have recognized more revenues in our fourth quarter than in each of the first three quarters and have experienced lower revenues in our succeeding first quarter. In Europe, however, revenues are generally lower in the third quarter as a result of reduced customer activity in the summer months.

WE ARE DEPENDENT ON CONTINUED ADOPTION OF THE WINDOWS NT/MICROSOFT BACKOFFICE PLATFORMS FOR OUR CUSTOMER RELATIONSHIP MANAGEMENT BUSINESS.

        We have designed our customer relationship management products to operate on the Windows NT and Microsoft BackOffice computing platforms. As a result, we market our products to customers who have developed their enterprise computing systems around these platforms. Our future financial performance will depend on continued growth in the number of enterprises that successfully adopt the Windows NT and Microsoft BackOffice computing platforms. We cannot guarantee that acceptance of the Windows NT and Microsoft BackOffice platforms will continue to increase in the future. The adoption of new operating systems and computing platforms, and the market for software applications that run on those platforms, has in the past been significantly affected by the timing of new product releases and enhancements to these platforms. If the Windows NT/Microsoft BackOffice market fails to grow or grows more slowly than we currently expect, or the market is affected by delays in the release of new or enhanced products, our business, financial condition and operating results could be materially adversely affected. Also, the performance of our products is, to some extent, dependent on the technical capabilities of the Windows NT and Microsoft BackOffice platforms. If the Windows NT and Microsoft BackOffice platforms do not meet the technical demands of our products, the performance or scalability of the customer relationship management solution may be limited and, as a result, our business, financial condition and operating results could be materially adversely affected.

THE MARKET FOR CUSTOMER RELATIONSHIP MANAGEMENT SOLUTIONS IS NEW AND HIGHLY UNCERTAIN AND MAY NOT DEVELOP SUFFICIENTLY.

        The market for customer relationship management products is still emerging, and continued growth in demand for and acceptance of customer relationship management products remains uncertain. Even if the customer relationship management market grows, businesses may purchase the customer relationship management products of our competitors. We believe that many of our potential customers are not fully aware of the benefits of customer relationship management solutions and these solutions may never achieve market acceptance. We have spent, and will continue to spend, considerable resources educating potential customers about our products and customer relationship management software in general. However, even with these educational efforts, market acceptance of our products may not increase. If the market for our products does not grow or grows more slowly than we currently anticipate, our business, financial condition and operating results would be materially adversely affected.

WE MAY NOT SUCCESSFULLY DEVELOP NEW PRODUCTS AND SERVICES.

        The customer relationship management and the call management systems markets in which we compete are characterized by rapid technological change. Existing products become obsolete and unmarketable when products utilizing new technologies are introduced and new industry standards emerge. For example, we may need to modify our products when third parties change software that we integrate with our products. As a result, the life cycles of our products are difficult to estimate. To be successful, we must continue to enhance our current product line and develop new products that successfully respond to such developments. We have delayed enhancements or new product release dates several times in the past and cannot provide any assurances that we will be able to introduce enhancements or new products successfully or in a timely manner in the future. Our business, financial condition and operating results would be materially adversely affected if we have to delay release of our products and product enhancements or if these products and product enhancements fail to achieve market acceptance when released. In addition, customers may defer or forgo purchases of our products if we, our competitors or major hardware, systems or software vendors introduce or announce new products or product enhancements. Such events could materially adversely affect our business, financial condition and operating results.

WE DEPEND ON KEY TECHNICAL AND EXECUTIVE EMPLOYEES WHO MAY NOT REMAIN WITH US.

        Our future performance will also depend largely on the efforts and abilities of our key technical, customer support, sales and marketing and managerial personnel and our ability to retain them. Competition for these employees is intense in high technology industries and we have experienced difficulty in hiring and retaining qualified technical, customer support, sales and marketing and managerial personnel. The loss of any of our executive officers could materially adversely affect our business, financial condition and operating results.

WE RELY HEAVILY ON SERVICES PROVIDED BY THIRD PARTIES, SUCH AS SYSTEMS INTEGRATORS.

        We rely heavily on relationships with a number of consulting and other system integration firms for implementation and other services, as well as for the endorsement of our products during the competitive evaluation stage of the purchasing process. We also rely upon a number of distribution relationships and intend to create new channels for distribution of our products. Although we seek to maintain close relationships with these parties, many of them have similar, and often more established relationships with our principal competitors. These third parties, many of which have significantly greater resources than we have, may in the future market products that compete with ours or reduce or discontinue their relationships with us or their support of our products. If we are unable to develop and retain effective, long-term relationships with these third party distributors, system integrators and marketing partners, our competitive position and financial performance could suffer.

WE MAY NOT BE ABLE TO SUCCESSFULLY COMPETE.

        The markets for call management systems and customer relationship management software is intensely competitive.

        In the call management market, we face competition from such companies as Davox Corporation, EIS International, Inc. and Melita International. We could also face competition from major suppliers of on-premise call switching systems, who could sell products they develop or who could sell our competitors' products.

        In the customer relationship management market, we face competition from such companies as FileNET, IBM, Action Technologies, Staffware, Pegasystems, Chordaiant and DST Systems. We expect this market to become even more intensely competitive, with these companies expanding their products and with other large, integrated computer companies entering the market directly or through alliances or partnering arrangements. Particularly in this market, many of our competitors and potential competitors have greater financial, technical and marketing resources than us and also have established relationships with many of our target customers.

WE FACE RISKS FROM INTERNATIONAL OPERATIONS.

        Our sales of products to customers in international markets accounted for 28.9% of our total sales in 1998. As a result, we are subject to the normal risks of international sales, such as currency fluctuations, longer payment cycles, greater difficulties in accounts receivable collections and compliance with export laws and a wide variety of foreign laws. Any difficulties with respect to foreign export or other laws would have a material adverse effect on our international operations. The financial crisis in Asia adversely affected our 1998 sales in the region and may continue to have an effect on our operations in Asia in future quarters. Additionally, similar crises could develop in other foreign markets in the future and have a material adverse impact on our operating results in a future period. Because we invoice certain of our foreign sales in local currency (the British Pound Sterling) and do not hedge these transactions, our results could be adversely affected by fluctuations in exchange rates and we could suffer significant foreign currency losses.

WE MAY BE UNABLE TO ADEQUATELY PROTECT OUR PROPRIETARY RIGHTS.

        Our success depends in part on our ability to protect our proprietary rights. To protect our proprietary rights, we rely primarily on a combination of copyright, trade secret and trademark laws, confidentiality agreements with employees and third parties, and protective contractual provisions such as those contained in license agreements with consultants, vendors and customers. Despite our efforts to protect our proprietary rights, unauthorized parties may copy aspects of our products, and obtain and use information that we regard as proprietary. Other parties may breach confidentiality agreements and other protective contracts we have entered into, and we may not become aware of, or have adequate remedies in the event of, such breach. This can result in increased competition for our products.

WE RELY ON SOFTWARE LICENSED TO US BY THIRD PARTIES.

        We incorporate into our products certain software that is licensed to us by third-party software developers, including software that is integrated with internally developed software and used in our products. Although we believe there are other sources for this licensed software, any significant interruption in the supply of any of this licensed software could materially adversely affect our sales, unless and until we can replace the functionality provided by this licensed software. Because our products incorporate software developed and maintained by third parties, we depend on such third parties' abilities to deliver and support reliable products, enhance their current products, develop new products on a timely and cost-effective basis, and respond to emerging industry standards and other technological changes. The third-party software currently offered in conjunction with our products may become obsolete or incompatible with future versions of our products. Our sales could be materially adversely affected if we are unable to replace the functionality provided by that software.

OUR PRODUCTS MAY SUFFER FROM DEFECTS OR ERRORS.

        Software and other products as complex as ours must be compatible with products produced by third parties. In addition, products produced by third parties frequently contain errors or defects, especially when first introduced or when new versions are released. We have had to delay commercial release of certain versions of our products until software problems were corrected and in some cases have provided product enhancements to correct errors in released products. We cannot provide any assurances that our new products or releases will be free from errors after commercial shipments have begun. Any errors that are discovered after commercial release could result in loss of revenues or delay in market acceptance, diversion of development resources, damage to our reputation or increased service and warranty costs, all of which could materially adversely affect our business, financial condition and operating results. Our products are sometimes intended for use in applications that are critical to our customer's business. As a result, our customers have greater sensitivity to product defects and require higher levels of performance than is generally true with other hardware and software products.

CHANGES IN GOVERNMENT REGULATION MAY ADVERSELY AFFECT OUR OPERATIONS.

        While existing industry legislation does not directly regulate the manufacture and sale of our call management products, present laws may affect the ability of our customers to utilize some of our products in certain ways. For example, call management systems may not be used for certain prohibited debt collection and remote telephone solicitation practices, nor may they be used under certain circumstances to leave or play artificial or prerecorded messages. These practices are governed by such federal laws as the Telephone Consumer Protection Act of 1991 and the Telemarketing and Consumer Fraud and Abuse Prevention Act, which authorize the FCC and Federal Trade Commission, respectively, to issue additional regulations and administer such laws. In response to such regulations, telecommunications companies and other service providers are developing products that allow consumers to block or screen in-bound telemarketing phone calls. The development of these products may reduce the effectiveness of our products when used for such purposes. In addition, most states have enacted legislation limiting certain telephone solicitation practices or restricting use of automatic dialing and announcement devices. Other federal and state legislation that has been proposed from time to time include bills that would, if enacted, recognize certain privacy rights of employees at the work site and regulate the ability of employers to monitor job performance, including monitoring employees' telephone communication or gathering information regarding such communications. Certain of our products are specifically targeted at providing agent effectiveness monitoring and therefore sales of such products could be adversely affected. It is possible that such legislation or other legislation, if enacted, might directly or indirectly affect how our call management systems can be used and might force our customers to use other methods of contacting their customers. Similarly, international regulations and laws, particularly in Europe and Asia, could have an adverse effect on our business.

WE FACE "YEAR 2000" RISKS.

        Many currently installed computer systems are not capable of distinguishing 21st century dates from 20th century dates. As a result, beginning on January 1, 2000, computer systems and software used by many companies and organizations in a wide variety of industries, including technology, transportation, utilities, finance and telecommunications, will produce erroneous results or fail unless they are modified or upgraded to process date information correctly.

        Although we believe the current versions of our software products are Year 2000 compliant, we may face claims based on Year 2000 issues arising from the integration of multiple products within an overall system. We may also experience reduced sales of our products as potential customers reduce their budgets for customer relationship management software due to increased expenditures on their own Year 2000 compliance efforts.

         We cannot provide any assurances, however, that we and our customers and suppliers will identify and correct all significant Year 2000 problems on a timely basis. Remediation efforts may involve significant time and expense and uncorrected problems could materially adversely affect our business, results of operations and financial condition.

        We made software and hardware upgrades available to existing customers that will enable their systems to be Year 2000 compliant. We do have, however, some customers who have purchased call management systems in the past for which such hardware upgrades are not available. Although we continue to encourage these customers to migrate to current product versions, they may not do so. In addition, a significant number of existing customers, who are currently paying maintenance fees, have not yet upgraded to the latest Year 2000 compliant products. If too many customers request to be upgraded late in 1999, we may be unable to satisfy these demands with our current personnel by January 1, 2000. Because of these issues, we may be subject to claims relating to non-compliant Year 2000 products sold in the past, and for business interruptions caused by our inability to upgrade all customers to a Year 2000 compliant system. Our services revenues also may be adversely affected if customers choose not to upgrade or otherwise to discontinue use of our products.

        Mosaix's products may be materially adversely affected by our existing and potential customers' internal focus of resources and available budgets on resolving Year 2000 problems. The potential for distraction from normal customer purchasing cycles and activities will exist throughout 1999, and possibly into 2000.

WE RELY ON LIMITED SOURCES OF SUPPLY FOR SOME OF OUR PRODUCTS.

        We purchase two principal components for our call management system from sole-source vendors. If these components become unavailable without sufficient advance notice to enable us to develop alternative sources, or if efforts to establish alternate sources are unsuccessful, this would adversely affect our ability to manufacture our call center system products.

WE HAVE LIMITED PRODUCT DIVERSIFICATION.

        While we have developed new software products and services and have multiple distribution channels, we expect that our call management system products and our customer relationship management products will continue to account for most of our revenues in the future. A decline in demand for those products as a result of competition, technological change or other factors would have a material adverse effect on our results of operations.

                                 USE OF PROCEEDS

        The net proceeds from the sale of the shares covered by this prospectus will be used for general corporate purposes, including working capital.

                               PURPOSE OF OFFERING

        Our purpose in issuing the shares in this offering is to enable the merger of Mosaix with Lucent to qualify for pooling of interests accounting treatment. Under United States generally accepted accounting principles, pooling of interests accounting treatment is not available in a merger if more than 10% of the shares of stock to be exchanged in a business combination, such as a merger, are so-called "tainted shares." Shares of Mosaix common stock that have been reacquired by Mosaix within the two years prior to the merger, except those acquired for certain specific purposes unrelated to the merger, are classified as tainted shares. Such shares must be reissued prior to the consummation of the merger to "cure" the taint associated with them. Under the merger agreement, Mosaix has agreed to issue not less than 2,846,000 shares of its common stock prior to the consummation of the merger so that the merger may qualify for pooling of interests accounting treatment.

        There can be no guarantee that the merger will be consummated following the issuance and sale of shares in this offering. Although a number of conditions to consummation of the merger have been satisfied, completion of the merger remains subject to various conditions, including, among others, (i) approval of the merger by the holders of two-thirds of outstanding Mosaix common stock, (ii) the absence of material litigation relating to the merger or otherwise, (iii) the continued accuracy of the representations and warranties of each of Mosaix and Lucent and the continuing performance by Mosaix and Lucent of their respective obligations under the merger agreement, (iv) the absence of any material adverse change in the business or financial condition of either Mosaix or Lucent, (v) the receipt of accountants' letters regarding concurrence with Lucent and Mosaix managements' conclusions that pooling of interests accounting treatment is appropriate for the merger, and (vi) the completion of this offering on terms and conditions reasonably acceptable to Lucent. Mosaix has called a meeting of its shareholders to consider approval of the merger on July 12, 1999 and does not intend to complete the sale of any shares in this offering until and unless the shareholders have approved the merger.

        If the merger is not consummated, purchasers of shares in this offering will remain holders of Mosaix common stock, a security with investment characteristics that are significantly different from those of the Lucent common stock expected to be received in connection with the merger.

                           FORWARD-LOOKING INFORMATION

        This prospectus includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The Act provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information about themselves so long as they identify these statement as forward-looking and provide meaningful cautionary statements identifying important factors that could cause actual results to differ from the projected results. All statements other than statements of historical fact we make in this Prospectus or in any document incorporated by reference are forward-looking. In particular, the statements herein regarding industry prospects and our future results of operations or financial position are forward-looking statements. Forward-looking statements reflect our current expectations and are inherently uncertain. Our actual results may differ significantly from our expectations. The section entitled "Risk Factors" describes some, but not all, of the factors that could cause these differences.

                         HOW TO OBTAIN MORE INFORMATION

        We file reports, proxy statements and other information with the Securities and Exchange Commission. You may read any document we file at the SEC's public reference rooms in Washington, D.C., Chicago, Illinois and New York, New York. Please call the SEC toll free at 1-800-SEC-0330 for information about its public reference rooms. You may also read our filings at the SEC's web site at http://www.sec.gov.

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act. This prospectus does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect and copy the registration statement, including exhibits, at the SEC's public reference facilities or web site. Our statements in this prospectus about the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or other document we have filed as an exhibit to the registration statement for complete information.

        The SEC allows us to "incorporate by reference" into this prospectus the information we file with it. This means that we can disclose important information to you by referring you to those documents. This information we incorporate by reference is considered a part of this prospectus, and later information we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 until this offering is completed:

        1. Mosaix's Current Report on Form 8-K, filed with the Commission on April 16, 1999;

        2. Mosaix's Proxy Statement, filed with the Commission on June 9, 1999;

        3. Mosaix's Annual Report on Form 10-K for the year ended December 31, 1998;

        4. Mosaix's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

        5. The description of the common stock in Mosaix's Registration Statement on Form 8-A effective as of June 8, 1990, including any amendment or report filed to update the description; and

        6. All other documents filed by Mosaix pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering.

        You may obtain copies of these documents, without exhibits, free of charge by contacting Mosaix's corporate secretary at our principal offices, which are located at 6464 185th Avenue NE, Redmond, Washington 98052, telephone number (425) 881-7544. You may visit our website at www.mosaix.com.

        You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. Mosaix is not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the document.

                              PLAN OF DISTRIBUTION

        The shares of common stock offered by Mosaix may be sold from time to time to purchasers directly in one or more transactions at a fixed price, which may be changed, at varying prices determined at the time of sale or at negotiated prices. Alternatively, Mosaix may from time to time sell the common stock in transactions involving broker-dealers who may act as agents and/or may acquire common stock from Mosaix as principals and who may receive compensation from Mosaix and/or the purchasers of the shares. Broker-dealers who acquire common stock as principals may thereafter resell such common stock in transactions, including transactions of the nature described above. Broker-dealers may be entitled, under agreements that may be entered into with Mosaix, to indemnification by Mosaix against certain liabilities under the Securities Act. Any broker-dealers who participate in a sale of shares of common stock may be deemed to be "underwriters" as defined in the Securities Act. Any commissions paid or any discounts or concessions allowed to any such broker-dealers, and, if any such broker-dealers purchase shares of common stock as principals, any profits received on the resale of such shares of common stock, may be deemed to be underwriting discounts and commissions under the Securities Act.

        In order to comply with the securities laws of certain states, if applicable, the common stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the common stock may not be sold unless it has been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

        In order to facilitate the offering of the common stock, purchasers may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. Specifically, purchasers may over-allot in connection with the offering, creating a short position in the common stock for their own account. In addition, to cover over-allotments or to stabilize the price of the common stock, purchasers may bid for, and purchase, shares of the common stock in the open market. Purchasers may also reclaim selling concessions allowed to an underwriter or a dealer for distributing the common stock in the offering, if the purchasers repurchase previously distributed common stock in transactions to cover their short positions, in stabilization transactions or otherwise. These activities may stabilize or maintain the market price of the common stock above market levels that may otherwise prevail. Finally, purchasers may bid for, and purchase shares of the common stock in market making transactions and impose penalty bids. The purchasers are not required to engage in these activities, and may end any of these activities at any time.

        As permitted by Rule 103 under the Exchange Act, purchasers may make bids for or purchases of shares of common stock in the Nasdaq National Market until such time, if any, when a stabilizing bid for such securities has been made. Rule 103 generally provides that (1) a passive market maker's net daily purchases of the common stock may not exceed 30% of its average daily trading volume in such securities for the two full consecutive calendar months (or any 60 consecutive days ending within the 10 days) immediately preceding the filing date of the registration statement of which this prospectus forms a part, (2) a passive market maker may not effect transactions or display bids for the common stock at a price that exceeds the highest independent bid for shares of common stock by persons who are not passive market makers, and (3) bids made by passive market makers must be identified as such.

        Mosaix and Deutsche Bank Securities Inc. ("DBSI") have entered into an agreement pursuant to which DBSI will use its best efforts to sell the shares of common stock in this offering at prices related to prevailing market prices. Such assistance may consist of effecting sales of the shares of common stock offered hereby through market making activities or in block trades. If DBSI effects the sale of any shares in this offering, it will receive a fee equal to 2% of the sales price. Such agreement contains customary terms and conditions including Mosaix's agreement to indemnify DBSI from certain liabilities, including liabilities under the Securities Act of 1933, as amended. DBSI is the successor to the investment banking and other capital markets businesses of BT Alex. Brown Incorporated. BT Alex. Brown Incorporated acted and DBSI continues to act, as financial advisor to Mosaix in connection with its merger with Lucent. Based on the terms of BT Alex. Brown Incorporated's engagement, Mosaix agreed to pay $100,000 upon execution of the engagement letter and $400,000 upon the public announcement of the merger, each of which will be credited against an aggregate financial advisory fee based on the value of the merger consideration at closing (which fee would have been approximately $1,700,000 based on the merger value at the date of this prospectus) payable on consummation of the merger.

        There can be no assurance that Mosaix will sell any or all of the shares of common stock offered hereby. It is anticipated that this offering will remain in effect until the shares of common stock offered hereby have been sold, but in no event will any shares be sold in this offering after the closing of the merger.

                            VALIDITY OF COMMON STOCK

        Perkins Coie LLP, Seattle, Washington, will provide Mosaix with an opinion as to legal matters in connection with the common stock offered by this prospectus.

                                     EXPERTS

        The consolidated financial statements and financial statement schedule of Mosaix, Inc. as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

================================================================================

    WE HAVE NOT AUTHORIZED ANY PERSON TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY INFORMATION OR REPRESENTATIONS OTHER THAN THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE COMMON STOCK. IT IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SECURITIES IF THE OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE AFFAIRS OF MOSAIX MAY HAVE CHANGED SINCE THE DATE OF THIS PROSPECTUS. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS IS CORRECT AT ANY TIME SUBSEQUENT TO ITS DATE.

                              --------------------


================================================================================

================================================================================




                                2,846,000 SHARES



                                  MOSAIX, INC.

                                  COMMON STOCK




                                 --------------

                                   PROSPECTUS

                                 --------------


                            DEUTSCHE BANC ALEX. BROWN



                                  JULY __, 1999



================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following table sets forth the costs and expenses, other than underwriting discounts payable, by the registrant in connection with the sale of common stock being registered. All amounts are estimates except the SEC registration fee and the Nasdaq National Market additional listing fee.

       SEC registration fee..................................................      $  8,814
       Nasdaq National Market listing fee....................................        17,500
       Legal fees and expenses...............................................        15,000
       Accounting fees and expenses..........................................        20,000
       Miscellaneous fees and expenses.......................................        10,000
                                                                                   --------
           Total.............................................................      $ 71,314
                                                                                   ========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). Section 10 of the registrant's Bylaws provides for indemnification of the registrant's directors, officers, employees and agents to the maximum extent permitted by Washington law.

        Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, knowing violations of law or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article 8 of the registrant's Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the registrant and its shareholders.

        The registrant also has entered into indemnification agreements under which it has agreed, among other things, to indemnify its directors and officers against certain liabilities.

ITEM 16.  EXHIBITS

        1.1 Form of Agreement between Mosaix, Inc. and Deutsche Bank Securities, Inc.

        5.1 Opinion of Perkins Coie LLP, counsel to the registrant, regarding the legality of the Common Stock

       23.1      Consent of KPMG LLP, independent auditors

       23.2      Consent of Perkins Coie LLP (contained in Exhibit 5.1)

       24.1      Power of Attorney (contained on signature page)

ITEM 17.  UNDERTAKINGS

        A.     The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        D. The undersigned registrant hereby undertakes that:

               (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

               (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Redmond, State of Washington, on the 18th day of June, 1999.

                                      Mosaix, Inc.

                                       /s/ Nicholas A. Tiliacos
                                      ------------------------------------------
                                      By:  Nicholas A. Tiliacos
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

        Each person whose individual signature appears below hereby authorizes Nicholas A. Tiliacos and John J. Flavio, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments, and any related Rule 462(b) Registration Statement and any amendment thereto.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 18th day of June 1999.

                  SIGNATURE                                            TITLE
                  ---------                                            -----

       /s/  Nicholas A. Tiliacos                President, Chief Executive Officer, and Director
----------------------------------------        (Principal Executive Officer)
          Nicholas A. Tiliacos

           /s/ John J. Flavio
----------------------------------------        Senior Vice President and Chief Financial Officer
             John J. Flavio

        /s/ Michael A. Jacobsen
----------------------------------------        Controller and Principal Accounting Officer
          Michael A. Jacobsen

           /s/ Tom A. Alberg
----------------------------------------        Director
             Tom A. Alberg

           /s/ H. Robert Gill
----------------------------------------        Director
             H. Robert Gill

          /s/ Harvey N. Gillis
----------------------------------------        Director
            Harvey N. Gillis


            /s/ Umang Gupta
----------------------------------------        Director
              Umang Gupta

           /s/  David J. Ladd
----------------------------------------        Director
             David J. Ladd

        /s/ Robert S. Leventhal
----------------------------------------        Director
          Robert S. Leventhal

                                  EXHIBIT INDEX



        EXHIBIT
        NUMBER
        -------

           1.1     Form of Agreement between Mosaix, Inc. and Deutsche Bank
                   Securities, Inc.

           5.1 Opinion of Perkins Coie LLP, counsel to the registrant, regarding the legality of the Common Stock

          23.1     Consent of KPMG LLP, independent auditors

          23.2     Consent of Perkins Coie LLP (contained in Exhibit 5.1)

          24.1     Power of Attorney (contained on signature page)